UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Executive Employment Agreements

On April 8, 2005, United National Insurance Company (the "Company"), an indirect wholly owned subsidiary of United America Indemnity, Ltd. ("United America"), entered into separate Amended and Restated Executive Employment Agreements with each of Richard S. March, the Company’s Senior Vice President and General Counsel, and Kevin L. Tate, the Company’s Senior Vice President and Chief Financial Officer effective January 1, 2005. The following description of the Amended and Restated Executive Employment Agreements with Messrs. March and Tate is qualified in its entirety by reference to the terms of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

The initial term of each agreement is three years and each will be extended automatically for an additional one-year period unless, at least ninety days prior to the expiration date of the then current term, either the executive or the Company provides written notice of non-renewal to the other party. Under their respective employment agreements, Mr. March is entitled to an annual salary of not less than $348,000 per year, and Mr. Tate is entitled to an annual salary of not less than $312,000 per year. In addition, Messrs. March and Tate may be eligible to receive (i) annual incentive awards under one or more programs adopted by the Board of Directors of the Company (the "Board") and (ii) option awards in United America as determined by the Board in its sole discretion.

Under each employment agreement, if the executive’s employment is terminated because of death, disability or for Cause (as defined therein), the Company shall be obligated to pay to the executive his full Annual Direct Salary (as defined therein) through the date of termination of employment at the rate in effect at the time of termination. Each agreement also provides that if the executive’s employment is terminated by the Company without Cause or due to certain relocation events (as detailed therein), then the Company shall pay the executive an amount equal to the executives then monthly Annual Direct Salary multiplied by eighteen months.

Each of the agreements also contains a perpetual confidentiality covenant as well as non-competition and non-solicitation covenants that continue during employment and for eighteen months following a termination.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Amended and Restated Executive Employment Agreement between
United National Insurance Company and Richard S. March

10.2 Amended and Restated Executive Employment Agreement between
United National Insurance Company and Kevin L. Tate

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

April 12, 2005	By:	Richard S. March

Name: Richard S. March
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement between United National Insurance Company and Richard S. March
10.2	Amended and Restated Executive Employment Agreement between United National Insurance Company and Kevin L. Tate